EXHIBIT 32.1

Certification of Chief Executive Officer and Interim Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, Karen W. Katz, as Chief Executive Officer of Neiman Marcus Group LTD LLC (the Company), and T. Dale Stapleton, as Interim Chief Financial Officer of the Company, each hereby certifies, that, to such officer’s knowledge:

(i) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended October 28, 2017 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	December 12, 2017	/s/ KAREN W. KATZ
Karen W. Katz President and Chief Executive Officer

Dated:	December 12, 2017	/s/ T. DALE STAPLETON
T. Dale Stapleton Interim Chief Financial Officer, Senior Vice President and Chief Accounting Officer